Exhibit 10.42

AMENDMENT TO

STOCK OPTION AGREEMENT

WHEREAS, Deltek Systems, Inc. (the “Company”) has granted [Director] (“Optionee”) an option (the “Option”) to purchase Common Stock of the Company pursuant to a Stock Option Agreement, dated as of [Date of Agreement] (the “Stock Option Agreement”); and

WHEREAS, the [state item to be amended]; and

WHEREAS, the Company and Optionee wish to [state item to be amended];

NOW, THEREFORE, [state item to be amended].

Except as otherwise set forth above, all other terms and conditions of the Stock Option Agreement shall remain in effect.

IN WITNESS WHEREOF, this Amendment to Stock Option Agreement has been executed by the undersigned, effective as of [Date].

OPTIONEE	DELTEK SYSTEMS, INC.

Optionee Signature

Date:	Date: